Exhibit 21

Subsidiaries of the Company

Listed below are the Company’s subsidiaries as of the date of this report. Names of certain inactive or minor subsidiaries have been omitted.

Name	State or Other Jurisdiction of Incorporation or Organization
JBT AeroTech Corporation	Delaware
E.M.D. S.A. de C.V.	Mexico
JBT AeroTech Jamaica Ltd.	Jamaica
JBT AeroTech Singapore Pte Ltd.	Singapore
JBT Holdings, B.V.	Netherlands
JBT AeroTech Proprietary Limited	South Africa
John Bean Technologies Spain Holding B.V.	Netherlands
John Bean Technologies Spain S.L.U.	Spain
Barber Trading Limited	United Kingdom
Barber Holdings Limited	United Kingdom
JBT AeroTech UK Limited	United Kingdom
JBT Lektro, Inc.	Oregon
JBT Shenzhen Holdings Limited	Hong Kong
JLG Industries India Private Limited	India
Kewaunee Fabrications, LLC	Wisconsin
Maxi-Metal Holdings Inc.	Canada
Maxi-Metal Inc.	Canada
McNeilus Companies, Inc.	Minnesota
Iowa Mold Tooling Co., Inc.	Delaware
JLG Industries, Inc.	Pennsylvania
JLG Equipment Services, Inc.	Pennsylvania
Access Financial Solutions, LLC	Maryland
JerrDan, LLC	Delaware
JLG New Zealand Access Equipment and Services	New Zealand
JLG Pacific Holdings, Inc.	Pennsylvania
JLG Industries, Japan Co., Ltd.	Japan
JLG ANZ Pty Limited	Australia
JLG Australia Pty Limited	Australia
JLG EMEA Holdings B.V.	Netherlands
JLG EMEA B.V.	Netherlands
Hinowa S.p.A.	Italy
JLG France SAS	France
JLG Ground Support Europe BV	Belgium
JLG Industries GmbH	Germany
JLG Deutschland GmbH	Germany
JLG Industries (Italia) S.R.L	Italy
JLG Industries (United Kingdom) Limited	United Kingdom
JLG Manufacturing Europe BV	Belgium
JLG Sverige AB	Sweden
Oshkosh Italy B.V.	Netherlands
Platformas Elevadoras JLG Iberica S.L.	Spain
Power Towers Limited	United Kingdom
Power Towers LLC	United Arab Emirates
Oshkosh Europe B.V.	Netherlands
Oshkosh Equipment Manufacturing, S. de R.L. de C.V.	Mexico

Name	State or Other Jurisdiction of Incorporation or Organization
Oshkosh-JLG (Singapore) Technology Equipment Private Limited	Singapore
JLG Equipment Services Limited	Hong Kong
Oshkosh Commercial (Beijing) Co., Limited	China
Oshkosh-JLG (Shanghai) Enterprise Development Co., Ltd.	China
Oshkosh JLG (Tianjin) Equipment Technology Co., Ltd.	China
JLG Industries Korea, Limited	South Korea
JLG Latino Americana Ltda.	Brazil
JLG Properties Australia Pty Limited	Australia
OSK Company LLC	Wisconsin
JLG Maquinaria Mexico, S. de R.L. de C.V.	Mexico
McNeilus Canada Inc.	Canada
McNeilus Truck and Manufacturing, Inc.	Minnesota
McNeilus Financial, Inc.	Texas
Viking Truck & Equipment Sales, Inc. (OH)	Ohio
Oshkosh Arabia FZE	United Arab Emirates
Oshkosh Asia Holdings Limited	Mauritius
Oshkosh Commercial Products, LLC	Wisconsin
Oshkosh Defense, LLC	Wisconsin
Pratt & Miller Engineering & Fabrication, LLC	Michigan
Oshkosh Defense Canada Inc.	Canada
Oshkosh Defense Europe B.V.	Netherlands
Oshkosh HD, LLC	Wisconsin
Oshkosh Logistics Corporation	Wisconsin
Oshkosh Manufacturing, LLC	Wisconsin
OSK Ventures, LLC	Wisconsin
Pierce Manufacturing Inc.	Wisconsin

Pierce Manufacturing, Inc. owns a 25% interest in BME Fire Trucks LLC (Idaho).